AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 1996
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                            CORNELL CORRECTIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                       4801 WOODWAY, SUITE 400W
(State or Other Jurisdiction of                HOUSTON, TEXAS
Incorporation or Organization)     (Address of Principal Executive Offices)

             76-0433642                             77056
          (I.R.S. Employer                        (Zip Code)
         Identification No.)

--------------------------------------------------------------------------------

                            CORNELL CORRECTIONS, INC.
                           401(K) PROFIT SHARING PLAN
                            (Full title of the plan)

--------------------------------------------------------------------------------

                                DAVID M. CORNELL
                             CHIEF EXECUTIVE OFFICER
                            CORNELL CORRECTIONS, INC.
                            4801 WOODWAY, SUITE 400W
                              HOUSTON, TEXAS 77056
                     (Name and Address of Agent for Service)


                     Telephone Number, Including Area Code,
                              of Agent for Service:
                                 (713) 623-0790


                         CALCULATION OF REGISTRATION FEE

=========================  ================ ===================== ================== ==============
                                                                       Proposed
        Title of                Amount        Proposed Maximum         Maximum         Amount of
    Securities to be            to be        Offering Price Per       Aggregate       Registration
       Registered             Registered          Share(1)        Offering Price(1)       Fee
=========================  ================ ===================== ================== ==============
Common Stock (par value
     $.001 per share)          200,000            $ 9.1875          $ 1,837,500.00      $557.00
=========================  ================ ===================== ================== ==============

(1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the shares of Common Stock of Cornell Corrections, Inc. quoted on the American Stock Exchange on December 24, 1996.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Note: The document(s) containing the information concerning the Cornell Corrections, Inc. 401(k) Profit Sharing Plan (the "Plan") specified in Items 1 and 2 of Part I of Form S-8 will be provided to participants under the Plan as specified by Rule 428 of the Securities Act of 1933, as amended (the "Securities Act") and, in accordance with the requirements of Part I of Form S-8 of the Securities Act, are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registration shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which the registrant, Cornell Corrections, Inc. (the "Company") has filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-14472), are incorporated by reference and shall be deemed to be a part hereof:

         1. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;

         2. The Company's prospectus dated October 3, 1996, as filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"); and

         3. The description of the Company's common stock, par value $.001 per share ("Common Stock") contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on September 10, 1996, pursuant to the Exchange Act.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The audited financial statements included in the Company's prospectus dated October 3, 1996 and incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm as experts in accounting and auditing.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   DELAWARE GENERAL CORPORATION LAW

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

         Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   CERTIFICATE OF INCORPORATION

         The Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification. Additionally, the Restated Certificate of Incorporation provides that the Company will indemnify its officers and directors to the fullest extent permitted by the DGCL.

   BYLAWS

         The Amended and Restated Bylaws of the Company (the "Bylaws") provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Company or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity thereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Company. The Bylaws further provide that the right to indemnification conferred thereby shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under the Bylaws or otherwise. In addition, the Bylaws provide that the Company may, by action of its board of directors, provide indemnification to employees and agents of the Company, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in the Bylaws.

   INDEMNIFICATION AGREEMENTS

         The Company has entered into Indemnification Agreements with each of its officers and directors. The Indemnification Agreements provide that the Company shall indemnify the officer or director and hold him harmless from any losses and expenses which, in type or amount, are not insured under the directors and officers' liability insurance maintained by the Company, and generally indemnifies the officer or director against losses and expenses as a result of a claim or claims made against him for any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the officer or director or any of the foregoing alleged by any claimant or any claim against the officer or director solely by reason of him being an officer or director of the Company, subject to certain exclusions. The Indemnification Agreements also provide certain procedures regarding the right to indemnification and for the advancement of expenses.

   UNDERWRITING AGREEMENT

         The Underwriting Agreement dated October 3, 1996 among the Company, the Selling Stockholders referred to therein and the underwriters listed in Schedule A thereto, a form of which Underwriting Agreement was filed as Exhibit 1.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-08243), provides for the indemnification of the directors and officers of the Company in certain circumstances.

   INSURANCE

         The Company has obtained a policy of liability insurance to insure its officers and directors against losses resulting from certain acts committed by them in their capacities as officers and directors of the Company.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.


ITEM 8.  EXHIBITS

         The following documents are filed as a part of this registration statement or incorporated by reference herein:

 Exhibit
   No.                                             Description
   ---                                             -----------

4.1*       --     Form of Restated Certificate of Incorporation of the Company
                  (incorporated by reference to Exhibit 3.1 to the Company's
                  Registration Statement on Form S-1 (Registration No.
                  333-08243))

4.2*       --     Form of Amended and Restated Bylaws of the Company
                  (incorporated by reference to Exhibit 3.2 to the Company's
                  Registration Statement on Form S-1 (Registration No.
                  333-08243))

4.3*       --     Form of Certificate representing Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration
                  Statement on Form S-1 (Registration No. 333-08243))

4.4        --     Cornell Corrections, Inc. 401(k) Profit Sharing Plan

23         --     Consent of Arthur Andersen LLP

24         --     Powers of Attorney

   *     Incorporated herein by reference as indicated.


ITEM 9.  UNDERTAKINGS


         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 31, 1996.

                                         CORNELL CORRECTIONS, INC.


                                         By:/s/ DAVID M. CORNELL
                                                David M. Cornell
                                                CHAIRMAN OF THE BOARD, PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 31, 1996.


           Signature                           Title


/s/ DAVID M. CORNELL            President, Chief Executive Officer and Director
    David M. Cornell              (Principal Executive Officer)

/s/ STEVEN W. LOGAN             Chief Financial Officer, Treasurer and Secretary
    Steven W. Logan               (Principal Financial and Accounting Officer)

/s/ CAMPBELL A. GRIFFIN, JR.*   Director
    Campbell A. Griffin, Jr.

/s/ RICHARD T. HENSHAW III *    Director
    Richard T. Henshaw III

/s/ PETER A. LEIDEL *           Director
    Peter A. Leidel

/s/ TUCKER TAYLOR *             Director
    Tucker Taylor

* By: /s/ DAVID M. CORNELL
          David M. Cornell
          Attorney-in-Fact

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the trustees of the Cornell Corrections, Inc. 401(k) Profit Sharing Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 31, 1996.


                               /s/ DAVID M. CORNELL
                                   David M. Cornell
                                   TRUSTEE, CORNELL CORRECTIONS, INC.
                                   401(K) PROFIT SHARING PLAN

                               /s/ STEVEN W. LOGAN
                                   Steven W. Logan
                                   TRUSTEE, CORNELL CORRECTIONS, INC.
                                   401(K) PROFIT SHARING PLAN

                               /s/ MARVIN H. WIEBE
                                   Marvin H. Wiebe
                                   TRUSTEE, CORNELL CORRECTIONS, INC.
                                   401(K) PROFIT SHARING PLAN

                                         EXHIBIT INDEX



 Exhibit                                     DESCRIPTION
   NO.

4.1*       --     Form of Restated Certificate of Incorporation of the Company
                  (incorporated by reference to Exhibit 3.1 to the Company's
                  Registration Statement on Form S-1 (Registration No.
                  333-08243))

4.2*       --     Form of Amended and Restated Bylaws of the Company
                  (incorporated by reference to Exhibit 3.2 to the Company's
                  Registration Statement on Form S-1 (Registration No.
                  333-08243))

4.3*       --     Form of Certificate representing Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration
                  Statement on Form S-1 (Registration No. 333-08243))

4.4        --     Cornell Corrections, Inc. 401(k) Profit Sharing Plan

23         --     Consent of Arthur Andersen LLP

24         --     Powers of Attorney

--------------------------------------

        *      INCORPORATED HEREIN BY REFERENCE AS INDICATED.